UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2016

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Street, Suite 110, Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2016 the Board of Directors of Tetraphase Pharmaceuticals, Inc. (the “Company’) elected Christopher Watt the Company’s principal financial officer and principal accounting officer until a chief financial officer is named. On January 4, 2016, the Company filed a Current Report on Form 8-K announcing that David Lubner submitted his resignation as senior vice president and chief financial officer of the Company effective January 8, 2016. Mr. Watt currently serves as the Company’s Vice President, Finance.

Mr. Watt, 51, has served as vice president, finance since July 2015. Prior to joining the Company, from 2004 to July 2015, Mr. Watt held a variety of leadership positions at Biogen Inc., a biotechnology company, most recently serving as senior director, global commercial finance. Mr. Watt holds a BA from Colby College and an MBA from the University of Michigan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Maria D. Stahl
Date: January 11, 2016		Maria D. Stahl
Senior Vice President, General Counsel